Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of Melinta Therapeutics, Inc. of our report dated February 28, 2017 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in Cempra, Inc.‘s Annual Report on Form 10-K for the year ended December 31, 2016. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Raleigh, North Carolina
January 26, 2018